EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Ronald J. Seiffert, Chairman, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces First Quarter 2019 Earnings and Quarterly Dividend

Warren, Pennsylvania — April 17, 2019

Northwest Bancshares, Inc., (the "Company"), (NasdaqGS: NWBI) announced net income for the quarter ended March 31, 2019 of $25.0 million, or $0.24 per diluted share. This represents an increase of $59,000, or 0.2%, compared to the same quarter last year when net income was also $25.0 million or $0.24 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended March 31, 2019 were 7.96% and 1.03% compared to 8.40% and 1.08% for the same quarter last year. Earnings during the current quarter were impacted by $1.9 million of expense associated with the acquisition and integration of Union Community Bank ("UCB") on March 8, 2019. Excluding these costs, net income was approximately $26.4 million, or $0.25 per diluted share.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.18 per share payable on May 16, 2019, to shareholders of record as of May 2, 2019. This is the 98th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company's stock as of March 31, 2019, this represents an annualized dividend yield of approximately 4.25%.

In making this announcement, Ronald J. Seiffert, Chairman, President and CEO, noted, "We are very pleased to report the successful integration of Union Community Bank with Northwest Bank, which occurred on March 8, 2019. Union Community brings $537.9 million of assets, including approximately $408.0 million of loans, almost $480 million of deposits and 14,700 new households. In addition to this accomplishment, our internal loan growth exceeded $110.5 million, or almost 1.4%, for the quarter. This loan growth was funded entirely with internal deposit growth which increased $219.0 million, or 2.8%, during the first quarter. Lastly, we continue to be pleased with the expansion of our net interest margin, which increased to 3.97% despite the market interest rate challenges of a flattening yield curve."

Net interest income increased by $6.2 million, or 7.6%, to $88.0 million for the quarter ended March 31, 2019, from $81.8 million for the quarter ended March 31, 2018, primarily due to a $9.7 million, or 11.4%, increase in interest income on loans receivable and a $952,000, or 31.6%, increase in interest income on mortgage-backed securities. These increases were primarily due to increases of $382.0 million, or 4.9%, and $46.4 million, or 8.3%, in the average balances of loans and mortgage-backed securities, respectively. Additionally, the average yield on loans and mortgage-backed securities increased by 28 and 46 basis points, respectively, over the prior year. Partially offsetting this improvement was an increase in interest expense on deposits of $3.7 million, or 57.1%, due to the recent increases in market interest rates. The net impact of these changes caused the Company's net interest margin to increase to 3.97% for the quarter ended March 31, 2019 from 3.86% for the same quarter last year.

     The provision for loan losses increased by $2.3 million, or 53.6%, to $6.5 million for the quarter ended March 31, 2019, from $4.2 million for the quarter ended March 31, 2018. This increase is due primarily to elevated charge-offs during the quarter primarily as a result of one commercial loan that was charged down by approximately $2.6 million.

Noninterest income decreased by $126,000, or 0.6%, to $21.7 million for the quarter ended March 31, 2019, from $21.8 million for the quarter ended March 31, 2018. This decrease was primarily due to a $571,000, or 20.8%, decline in insurance commission income primarily as a result of the loss of certain contingent bonus commissions due to a change in related laws impacting the current quarter. Partially offsetting this decline was a decrease in loss on real estate owned of $543,000, or 99.5%, to $3,000 for the current quarter compared to $546,000 for the prior year's quarter, primarily as a result of the sale of one commercial property at a net loss of $265,000 during the first quarter of 2018.

Noninterest expense increased by $4.0 million, or 5.9%, to $71.4 million for the quarter ended March 31, 2019, from $67.4 million for the quarter ended March 31, 2018. This increase resulted primarily from a $1.7 million, or 4.6%, increase in compensation and employee benefits due to both internal growth in compensation and staff as well as the addition of UCB employees. In addition, processing expenses increased by $728,000, or 7.5%, as we continue to invest in technology and infrastructure to meet the demands of becoming a $10.0 billion institution. Also contributing to this increase was an increase in restructuring and acquisition expense of $1.9 million due to expenses incurred as part of the UCB acquisition.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Bank. Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest operates 172 full-service community banking offices and ten free standing drive-through facilities in Pennsylvania, New York and Ohio. Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; and (7) increased risk associated with commercial real-estate and business loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands, except per share amounts)

	March 31, 2019	December 31, 2018	March 31, 2018
Assets
Cash and cash equivalents	$92,923	68,789	192,158
Marketable securities available-for-sale (amortized cost of $845,989, $811,015 and $771,110, respectively)	842,657	801,450	757,976
Marketable securities held-to-maturity (fair value of $21,597, $22,446 and $27,324, respectively)	21,671	22,765	27,709
Total cash and cash equivalents and marketable securities	957,251	893,004	977,843

Residential mortgage loans	2,867,161	2,864,470	2,772,148
Home equity loans	1,324,405	1,258,422	1,288,361
Consumer loans	931,062	859,713	686,038
Commercial real estate loans	2,799,309	2,471,821	2,512,257
Commercial loans	647,938	597,013	623,463
Total loans receivable	8,569,875	8,051,439	7,882,267
Allowance for loan losses	(55,721)	(55,214)	(55,211)
Loans receivable, net	8,514,154	7,996,225	7,827,056

Federal Home Loan Bank stock, at cost	12,533	15,635	7,694
Accrued interest receivable	28,107	24,490	23,051
Real estate owned, net	2,345	2,498	4,041
Premises and equipment, net	149,623	143,390	148,184
Bank owned life insurance	186,251	171,079	172,537
Goodwill	344,720	307,420	307,420
Other intangible assets	25,872	19,821	24,149
Other assets	76,232	34,211	29,004
Total assets	$10,297,088	9,607,773	9,520,979

Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$1,992,126	1,736,156	1,679,853
Interest-bearing demand deposits	1,583,049	1,455,460	1,476,177
Money market deposit accounts	1,778,806	1,661,623	1,707,837
Savings deposits	1,711,216	1,636,099	1,701,022
Time deposits	1,527,327	1,404,841	1,420,600
Total deposits	8,592,524	7,894,179	7,985,489

Borrowed funds	114,081	234,389	104,558
Advances by borrowers for taxes and insurance	44,905	43,298	43,654
Accrued interest payable	1,111	744	528
Other liabilities	106,434	66,312	60,283
Junior subordinated debentures	121,757	111,213	111,213
Total liabilities	8,980,812	8,350,135	8,305,725

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 106,220,030, 103,354,030, and 102,599,662 shares issued and outstanding, respectively	1,062	1,034	1,026
Paid-in-capital	795,044	745,926	734,065
Retained earnings	555,205	550,374	522,384
Accumulated other comprehensive loss	(35,035)	(39,696)	(42,221)
Total shareholders’ equity	1,316,276	1,257,638	1,215,254
Total liabilities and shareholders’ equity	$10,297,088	9,607,773	9,520,979

Equity to assets	12.78%	13.09%	12.76%
Tangible common equity to assets	9.53%	10.03%	9.62%
Book value per share	$12.39	12.17	11.84
Tangible book value per share	$8.90	9.00	8.61
Closing market price per share	$16.97	16.94	16.56
Full time equivalent employees	2,205	2,128	2,105
Number of banking offices	182	172	172

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Interest income:
Loans receivable	$94,935	92,512	90,733	88,106	85,220
Mortgage-backed securities	3,965	3,942	3,572	3,254	3,013
Taxable investment securities	936	924	814	648	678
Tax-free investment securities	182	170	205	313	390
FHLB dividends	171	151	119	85	97
Interest-earning deposits	100	69	162	469	135
Total interest income	100,289	97,768	95,605	92,875	89,533

Interest expense:
Deposits	10,145	8,985	8,233	7,309	6,458
Borrowed funds	2,162	1,952	1,555	1,340	1,308
Total interest expense	12,307	10,937	9,788	8,649	7,766

Net interest income	87,982	86,831	85,817	84,226	81,767
Provision for loan losses	6,467	3,792	6,982	5,349	4,209
Net interest income after provision for loan losses	81,515	83,039	78,835	78,877	77,558

Noninterest income:
Gain/ (loss) on sale of investments	(6)	4	—	—	153
Service charges and fees	12,043	12,827	13,158	12,908	11,899
Trust and other financial services income	4,195	4,246	4,254	4,050	4,031
Insurance commission income	2,178	1,906	2,046	2,090	2,749
Gain/ (loss) on real estate owned, net	(3)	(14)	(247)	176	(546)
Income from bank owned life insurance	1,005	1,038	1,460	2,333	990
Mortgage banking income	216	213	82	77	224
Other operating income	2,034	3,028	1,804	2,475	2,288
Total noninterest income	21,662	23,248	22,557	24,109	21,788

Noninterest expense:
Compensation and employee benefits	38,188	39,319	37,535	39,031	36,510
Premises and occupancy costs	7,218	6,567	6,821	6,824	7,307
Office operations	3,131	3,455	3,508	3,768	3,408
Collections expense	308	780	483	434	512
Processing expenses	10,434	10,160	9,620	9,560	9,706
Marketing expenses	1,886	2,331	1,949	2,014	2,140
Federal deposit insurance premiums	706	637	721	671	717
Professional services	2,524	3,134	2,368	2,819	2,277
Amortization of intangible assets	1,447	1,346	1,462	1,520	1,520
Real estate owned expense	159	187	205	133	292
Restructuring/ acquisition expense	1,926	435	186	393	—
Other expense	3,497	3,922	1,759	2,620	3,032
Total noninterest expense	71,424	72,273	66,617	69,787	67,421
Income before income taxes	31,753	34,014	34,775	33,199	31,925

Income tax expense	6,709	7,547	7,035	6,900	6,940
Net income	$25,044	26,467	27,740	26,299	24,985

Basic earnings per share	$0.24	0.26	0.27	0.26	0.25
Diluted earnings per share	$0.24	0.26	0.27	0.25	0.24

Weighted average common shares outstanding - basic	103,101,789	102,479,086	102,334,954	101,870,043	101,598,928
Weighted average common shares outstanding - diluted	104,496,592	103,749,383	103,942,695	103,424,154	103,136,497

Annualized return on average equity	7.96%	8.44%	8.93%	8.67%	8.40%
Annualized return on average assets	1.03%	1.09%	1.15%	1.11%	1.08%
Annualized return on tangible common equity	10.74%	11.29%	12.07%	11.74%	11.47%

Efficiency ratio *	62.07%	64.04%	59.95%	62.65%	63.64%
Annualized noninterest expense to average assets *	2.79%	2.91%	2.70%	2.87%	2.84%

* Excludes restructuring/ acquisition expenses and amortization of intangible assets.

Northwest Bancshares, Inc. and Subsidiaries
Asset quality (Unaudited)
(Dollars in thousands)

	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Nonaccrual loans current:
Residential mortgage loans	$124	264	869	669	123
Home equity loans	643	437	496	237	269
Consumer loans	76	196	126	218	178
Commercial real estate loans	10,520	9,947	10,905	14,814	11,355
Commercial loans	4,277	4,736	1,972	2,559	2,381
Total nonaccrual loans current	$15,640	15,580	14,368	18,497	14,306

Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$824	1,358	15	89	1,290
Home equity loans	160	266	333	221	232
Consumer loans	154	294	182	192	224
Commercial real estate loans	2,642	219	3,124	522	975
Commercial loans	321	23	150	51	140
Total nonaccrual loans delinquent 30 days to 59 days	$4,101	2,160	3,804	1,075	2,861

Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$1,323	1,262	547	668	755
Home equity loans	954	376	418	483	465
Consumer loans	683	582	464	194	224
Commercial real estate loans	3,588	1,260	1,872	1,682	399
Commercial loans	397	332	352	380	80
Total nonaccrual loans delinquent 60 days to 89 days	$6,945	3,812	3,653	3,407	1,923

Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$10,781	12,965	13,154	11,822	10,660
Home equity loans	5,542	5,996	5,838	6,729	6,707
Consumer finance loans	—	22	39	15	3
Consumer loans	3,215	3,228	3,535	2,626	2,931
Commercial real estate loans	24,528	25,509	27,122	15,617	16,145
Commercial loans	2,027	3,010	2,714	2,925	3,144
Total nonaccrual loans delinquent 90 days or more	$46,093	50,730	52,402	39,734	39,590

Total nonaccrual loans	$72,779	72,282	74,227	62,713	58,680

Total nonaccrual loans	$72,779	72,282	74,227	62,713	58,680
Loans 90 days past maturity and still accruing	166	166	195	94	210
Nonperforming loans	72,945	72,448	74,422	62,807	58,890
Real estate owned, net	2,345	2,498	2,486	2,722	4,041
Nonperforming assets	$75,290	74,946	76,908	65,529	62,931

Nonaccrual troubled debt restructuring *	$14,951	15,306	9,777	10,860	11,217
Accruing troubled debt restructuring	17,861	18,302	19,370	19,802	19,749
Total troubled debt restructuring	$32,812	33,608	29,147	30,662	30,966

Nonperforming loans to total loans	0.85%	0.90%	0.93%	0.79%	0.75%
Nonperforming assets to total assets	0.73%	0.78%	0.80%	0.69%	0.66%
Allowance for loan losses to total loans	0.65%	0.69%	0.70%	0.72%	0.70%
Allowance for loan losses to nonperforming loans	76.39%	76.21%	75.21%	91.28%	93.75%
* Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries
Loans by credit quality indicators (Unaudited)
(Dollars in thousands)

At March 31, 2019	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$2,858,007	—	9,154	—	—	2,867,161
Home equity loans	1,317,323	—	7,082	—	—	1,324,405
Consumer loans	926,832	—	4,230	—	—	931,062
Total Personal Banking	5,102,162	—	20,466	—	—	5,122,628
Commercial Banking:
Commercial real estate loans	2,577,176	87,053	135,080	—	—	2,799,309
Commercial loans	573,160	34,610	40,168	—	—	647,938
Total Commercial Banking	3,150,336	121,663	175,248	—	—	3,447,247
Total loans	$8,252,498	121,663	195,714	—	—	8,569,875

At December 31, 2018
Personal Banking:
Residential mortgage loans	$2,853,460	—	11,010	—	—	2,864,470
Home equity loans	1,251,518	—	6,904	—	—	1,258,422
Consumer loans	855,277	—	4,436	—	—	859,713
Total Personal Banking	4,960,255	—	22,350	—	—	4,982,605
Commercial Banking:
Commercial real estate loans	2,254,350	94,688	122,783	—	—	2,471,821
Commercial loans	538,762	19,281	38,970	—	—	597,013
Total Commercial Banking	2,793,112	113,969	161,753	—	—	3,068,834
Total loans	$7,753,367	113,969	184,103	—	—	8,051,439

At September 30, 2018
Personal Banking:
Residential mortgage loans	$2,835,806	—	11,028	—	—	2,846,834
Home equity loans	1,265,237	—	7,108	—	—	1,272,345
Consumer loans	771,555	—	4,494	—	—	776,049
Total Personal Banking	4,872,598	—	22,630	—	—	4,895,228
Commercial Banking:
Commercial real estate loans	2,283,152	53,529	181,385	—	—	2,518,066
Commercial loans	526,584	24,760	31,424	—	—	582,768
Total Commercial Banking	2,809,736	78,289	212,809	—	—	3,100,834
Total loans	$7,682,334	78,289	235,439	—	—	7,996,062

At June 30, 2018
Personal Banking:
Residential mortgage loans	$2,790,906	—	9,762	—	—	2,800,668
Home equity loans	1,268,884	—	7,297	—	—	1,276,181
Consumer loans	697,561	—	3,364	—	—	700,925
Total Personal Banking	4,757,351	—	20,423	—	—	4,777,774
Commercial Banking:
Commercial real estate loans	2,294,327	65,698	193,198	—	—	2,553,223
Commercial loans	554,495	18,140	38,738	—	—	611,373
Total Commercial Banking	2,848,822	83,838	231,936	—	—	3,164,596
Total loans	$7,606,173	83,838	252,359	—	—	7,942,370

At March 31, 2018
Personal Banking:
Residential mortgage loans	$2,755,078	—	17,070	—	—	2,772,148
Home equity loans	1,279,137	—	9,224	—	—	1,288,361
Consumer loans	682,433	—	3,605	—	—	686,038
Total Personal Banking	4,716,648	—	29,899	—	—	4,746,547
Commercial Banking:
Commercial real estate loans	2,256,054	57,690	198,513	—	—	2,512,257
Commercial loans	557,613	19,147	46,703	—	—	623,463
Total Commercial Banking	2,813,667	76,837	245,216	—	—	3,135,720
Total loans	$7,530,315	76,837	275,115	—	—	7,882,267

* Includes $3.4 million, $7.1 million, $9.2 million, $9.5million and $7.9 million of acquired loans at March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018, and March 31, 2018, respectively.
** Includes $37.8 million, $39.3 million, $45.3 million, $44.5 million and $45.2 million of acquired loans at March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018, and March 30, 2018, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan delinquency (Unaudited)
(Dollars in thousands)

	March 31, 2019		*	December 31, 2018		*	September 30, 2018		*	June 30, 2018		*	March 31, 2018		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	311	$28,009	1.0%	333	$27,777	1.0%	27	$1,500	0.1%	30	$1,561	0.1%	319	$27,403	1.0%
Home equity loans	195	7,626	0.6%	233	8,649	0.7%	184	5,673	0.4%	184	6,383	0.5%	200	7,406	0.6%
Consumer finance loans	128	295	12.9%	327	661	17.3%	280	632	10.7%	306	711	8.1%	477	1,288	10.3%
Consumer loans	777	7,228	0.8%	1,073	9,447	1.1%	984	8,408	1.1%	901	8,855	1.3%	871	8,252	1.2%
Commercial real estate loans	48	28,965	1.0%	37	5,503	0.2%	36	5,386	0.2%	40	5,898	0.2%	58	20,303	0.8%
Commercial loans	30	3,359	0.5%	21	973	0.2%	17	622	0.1%	24	1,000	0.2%	35	2,912	0.5%
Total loans delinquent 30 days to 59 days	1,489	$75,482	0.9%	2,024	$53,010	0.7%	1,528	$22,221	0.3%	1,485	$24,408	0.3%	1,960	$67,564	0.9%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	29	$2,602	0.1%	71	$6,425	0.2%	61	$4,704	0.2%	62	$5,847	0.2%	21	$1,943	0.1%
Home equity loans	53	2,544	0.2%	63	2,065	0.2%	69	2,536	0.2%	73	2,495	0.2%	52	2,040	0.2%
Consumer finance loans	28	47	2.1%	86	172	4.5%	112	234	4.0%	127	277	3.2%	109	233	1.9%
Consumer loans	271	2,130	0.2%	389	3,042	0.4%	352	3,251	0.4%	350	2,654	0.4%	296	2,259	0.3%
Commercial real estate loans	17	4,064	0.1%	24	5,387	0.2%	30	6,678	0.3%	28	3,689	0.1%	23	1,809	0.1%
Commercial loans	7	738	0.1%	8	560	0.1%	21	1,104	0.2%	15	926	0.2%	7	196	—%
Total loans delinquent 60 days to 89 days	405	$12,125	0.1%	641	$17,651	0.2%	645	$18,507	0.2%	655	$15,888	0.2%	508	$8,480	0.1%

Loans delinquent 90 days or more: **
Residential mortgage loans	113	$10,801	0.4%	145	$12,985	0.5%	143	$13,483	0.5%	140	$12,293	0.4%	127	$10,791	0.4%
Home equity loans	155	5,542	0.4%	161	6,037	0.5%	150	5,838	0.5%	154	6,768	0.5%	148	6,750	0.5%
Consumer finance loans	—	—	—%	6	21	0.6%	16	39	0.7%	8	15	0.2%	7	3	—%
Consumer loans	764	3,221	0.3%	432	3,233	0.4%	766	3,541	0.5%	302	2,633	0.4%	659	2,939	0.4%
Commercial real estate loans	125	24,589	0.9%	128	25,587	1.0%	126	27,228	1.1%	113	15,772	0.6%	106	16,723	0.7%
Commercial loans	23	2,027	0.3%	29	3,010	0.5%	29	2,714	0.5%	31	2,925	0.5%	35	3,144	0.5%
Total loans delinquent 90 days or more	1,180	$46,180	0.5%	901	$50,873	0.6%	1,230	$52,843	0.7%	748	$40,406	0.5%	1,082	$40,350	0.5%

Total loans delinquent	3,074	$133,787	1.6%	3,566	$121,534	1.5%	3,403	$93,571	1.2%	2,888	$80,702	1.0%	3,550	$116,394	1.5%

* Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
** Includes purchased credit impaired loans of $87,000, $145,000, $440,000, $672,000, and $760,000 at March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018 and March 31, 2018, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for loan losses (Unaudited)
(Dollars in thousands)

	Quarter ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Beginning balance	$55,214	55,975	57,332	55,211	56,795
Provision	6,467	3,792	6,982	5,349	4,209
Charge-offs residential mortgage	(357)	(375)	(214)	(389)	(201)
Charge-offs home equity	(153)	(341)	(426)	(406)	(611)
Charge-offs consumer finance	(179)	(329)	(445)	(486)	(1,553)
Charge-offs consumer	(2,842)	(3,751)	(3,470)	(2,682)	(3,249)
Charge-offs commercial real estate	(604)	(1,538)	(4,859)	(439)	(551)
Charge-offs commercial	(3,270)	(824)	(985)	(491)	(1,025)
Recoveries	1,445	2,605	2,060	1,665	1,397
Ending balance	$55,721	55,214	55,975	57,332	55,211

Net charge-offs to average loans, annualized	0.29%	0.23%	0.42%	0.16%	0.30%

	March 31, 2019
	Originated loans		Acquired loans		Total loans
	Balance	Reserve	Balance	Reserve	Balance	Reserve
Residential mortgage loans	$2,770,230	4,005	96,931	92	2,867,161	4,097
Home equity loans	1,032,957	3,062	291,448	399	1,324,405	3,461
Legacy consumer finance loans	2,292	406	—	—	2,292	406
Consumer loans	876,540	11,130	52,230	453	928,770	11,583
Personal Banking Loans	4,682,019	18,603	440,609	944	5,122,628	19,547

Commercial real estate loans	2,297,337	25,470	501,972	2,467	2,799,309	27,937
Commercial loans	580,098	7,638	67,840	599	647,938	8,237
Commercial Banking Loans	2,877,435	33,108	569,812	3,066	3,447,247	36,174

Total Loans	$7,559,454	51,711	1,010,421	4,010	8,569,875	55,721

Northwest Bancshares, Inc. and Subsidiaries
Average balance sheet (Unaudited)
(Dollars in thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended
	March 31, 2019			December 31, 2018			September 30, 2018			June 30, 2018			March 31, 2018
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,842,556	29,282	4.12%	$2,837,220	28,794	4.06%	$2,804,027	28,974	4.13%	$2,761,528	27,893	4.04%	$2,756,142	27,973	4.12%
Home equity loans	1,265,974	16,048	5.14%	1,264,169	15,788	4.95%	1,272,847	15,248	4.75%	1,281,001	15,384	4.82%	1,298,780	14,786	4.62%
Consumer loans	869,536	10,052	4.69%	791,685	9,365	4.69%	704,203	8,337	4.70%	655,541	7,949	4.86%	637,691	7,450	4.74%
Consumer finance loans	2,999	139	18.54%	4,751	220	18.52%	7,176	343	19.12%	10,428	516	19.79%	15,254	768	20.14%
Commercial real estate loans	2,560,408	30,767	4.81%	2,492,331	29,991	4.71%	2,540,270	29,974	4.62%	2,518,170	29,034	4.56%	2,471,422	27,384	4.43%
Commercial loans	615,090	8,967	5.83%	590,195	8,666	5.75%	598,842	8,203	5.36%	624,087	7,703	4.88%	595,276	7,160	4.81%
Total loans receivable (a) (b) (d)	8,156,563	95,255	4.74%	7,980,351	92,824	4.61%	7,927,365	91,079	4.56%	7,850,755	88,479	4.52%	7,774,565	85,521	4.46%
Mortgage-backed securities (c)	604,463	3,965	2.62%	619,105	3,942	2.55%	598,596	3,572	2.39%	569,893	3,255	2.28%	558,055	3,013	2.16%
Investment securities (c) (d)	227,312	1,167	2.05%	227,813	1,140	2.00%	244,346	1,074	1.76%	235,784	1,044	1.77%	256,287	1,172	1.83%
FHLB stock	16,098	171	4.31%	14,372	151	4.17%	9,819	119	4.81%	7,819	85	4.36%	9,354	97	4.21%
Other interest-earning deposits	14,136	100	2.83%	10,454	68	2.55%	26,057	162	2.43%	103,739	469	1.79%	34,200	135	1.58%
Total interest-earning assets	9,018,572	100,658	4.53%	8,852,095	98,125	4.40%	8,806,183	96,006	4.33%	8,767,990	93,332	4.27%	8,632,461	89,938	4.23%
Noninterest earning assets (e)	868,843			743,262			746,077			732,065			779,812
Total assets	$9,887,415			$9,595,357			$9,552,260			$9,500,055			$9,412,273

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,650,947	758	0.19%	$1,637,400	758	0.18%	$1,672,990	785	0.19%	$1,699,168	773	0.18%	$1,670,491	749	0.18%
Interest-bearing demand deposits	1,452,963	1,162	0.32%	1,442,587	1,066	0.29%	1,460,556	1,064	0.29%	1,468,228	875	0.24%	1,419,459	603	0.17%
Money market deposit accounts	1,693,626	2,579	0.62%	1,678,664	1,910	0.45%	1,685,368	1,565	0.37%	1,691,652	1,211	0.29%	1,706,800	1,053	0.25%
Time deposits	1,432,679	5,646	1.60%	1,401,352	5,251	1.49%	1,403,967	4,819	1.36%	1,440,457	4,450	1.24%	1,415,247	4,053	1.16%
Borrowed funds (f)	257,550	1,006	1.58%	216,975	782	1.43%	129,523	239	0.73%	104,415	50	0.19%	133,231	124	0.38%
Junior subordinated debentures	114,727	1,156	4.03%	111,213	1,170	4.12%	111,213	1,316	4.63%	111,213	1,290	4.59%	111,213	1,184	4.26%
Total interest-bearing liabilities	6,602,492	12,307	0.76%	6,488,191	10,937	0.67%	6,463,617	9,788	0.60%	6,515,133	8,649	0.53%	6,456,441	7,766	0.49%
Noninterest-bearing demand deposits (g)	1,785,158			1,750,253			1,724,427			1,676,344			1,606,247
Noninterest bearing liabilities	223,480			112,349			132,062			92,252			143,608
Total liabilities	8,611,130			8,350,793			8,320,106			8,283,729			8,206,296
Shareholders’ equity	1,276,285			1,244,564			1,232,154			1,216,326			1,205,977
Total liabilities and shareholders’ equity	$9,887,415			$9,595,357			$9,552,260			$9,500,055			$9,412,273
Net interest income/ Interest rate spread		88,351	3.77%		87,188	3.73%		86,218	3.73%		84,683	3.74%		82,172	3.74%
Net interest-earning assets/ Net interest margin	$2,416,080		3.97%	$2,363,904		3.94%	$2,342,566		3.92%	$2,252,857		3.86%	$2,176,020		3.86%
Ratio of interest-earning assets to interest-bearing liabilities	1.37X			1.36X			1.36X			1.35X			1.34X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent ("FTE") basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings and collateralized borrowings.
(g) Average cost of deposits were 0.51%, 0.45%, 0.41%, 0.37% and 0.33%, respectively.
(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.72%, 4.60%, 4.54%, 4.50% and 4.45%, respectively, Investment securities - 1.97%, 1.92%, 1.67%, 1.63% and 1.67%, respectively, Interest-earning assets - 4.51%, 4.38%, 4.31%, 4.25% and 4.21%, respectively. GAAP basis net interest rate spreads were 3.75%, 3.71%, 3.71%, 3.72% and 3.72%, respectively, and GAAP basis net interest margins were 3.96%, 3.92%, 3.90%, 3.84% and 3.84%, respectively.

9